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Household Finance Corporation
HFC Card Funding Corporation
    Household Credit Card Master
            Trust, Series 1995-1


Original Class A Principal       700,000,000.00
Number of Class A Bonds (000's)         700,000
Original Class B Principal          214,286,000
Number of Class B Bonds (000's)         214,286

                                                      1999 Totals


CLASS A
Class A Principal Distributions                              0.00
Class A Interest                                    37,821,225.17


CLASS B
Class B Principal Distributions                              0.00
Class B Interest                                    11,969,013.46

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